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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 Date of Report (Date of earliest event reported): July 2, 2014

CARDIFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 N New River Drive E, Unit 2202

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(818) 783-2100

(Registrant's telephone number, including area code) 411 N New River Drive E

Suite 2202

Ft. Lauderdale, FL 33301

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Completion of Acquisition or Disposition of Assets, Change in Directors

Item 2.01 Completion of Acquisition or Disposition of Assets

Cardiff International, Inc. (CDIF) completed the acquisition of Romeo’s NY Pizza. The acquisition became effective (the "Effective Time") at 2pm, June 30, 2014.

CDIF issued approximately 400,000 shares of CDIF Preferred Class “D” Shares as consideration for the Acquisition. Based on the price of $2.50 per Preferred “D” Class of stock the acquisition consideration represents a $1,000,000 evaluation.

The Preferred “D” share of stock was adjusted as a result of the authorization and declaration of a special distribution with a conversion rate of 1 to 5 Common Stock ("Special Conversion"). The Special Conversion right is granted as a result of a Lock-Up/Leak-Out clause designated by CDIF pursuant to the terms of the Acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By:	/s/ Daniel Thompson
Daniel Thompson
Title:	Chairman

Dated: July 3, 2014